First Watch Restaurant Group, Inc. Reports 2024 Financial Results and Provides Outlook for 2025
•Total revenues of $1.0 billion, up 13.9% and System-wide sales of $1.2 billion, up 7.4%
•Income from operations margin of 3.9% and Restaurant level operating profit margin of 20.1%
•Net income of $18.9 million and Adjusted EBITDA of $113.8 million
•50 system-wide restaurants opened across 19 states

BRADENTON, Fla. — March 11, 2025 — First Watch Restaurant Group, Inc. (NASDAQ: FWRG) (“First Watch” or the “Company”), the leading Daytime Dining concept serving breakfast, brunch and lunch, today reported financial results for the thirteen weeks ended December 29, 2024 (“Q4 2024”) and the 52-week fiscal year ended December 29, 2024 (“2024”) compared to the fourteen weeks ended December 31, 2023 (“Q4 2023”) and the 53-week fiscal year ended December 31, 2023 (“2023”) and provided an outlook for the 52-week fiscal year ending December 28, 2025 (“2025”).

“2024 was a pivotal year as we surpassed $1 billion in total revenues and $100 million in adjusted EBITDA for the first time. These milestones were supported and augmented by our teams’ operational acuity, successfully enhancing a variety of critical KPIs including labor efficiency, ticket times and customer experience scores, among others,” said Chris Tomasso, First Watch CEO and President. “Looking ahead, we are equally excited about the opportunities for continued growth in 2025 and beyond.”

Highlights for Q4 2024 (13-week quarter) compared to Q4 2023 (14-week quarter)

•Total revenues increased 7.6% to $263.3 million in Q4 2024 from $244.6 million in Q4 2023
•System-wide sales increased 2.6% to $304.1 million in Q4 2024 from $296.5 million in Q4 2023
•Same-restaurant sales growth of negative 0.3%*
•Same-restaurant traffic growth of negative 3.0%*
•Income from operations decreased to $3.9 million in Q4 2024 from $6.9 million in Q4 2023
•Income from operations margin decreased to 1.5% in Q4 2024 from 2.8% in Q4 2023
•Restaurant level operating profit** increased to $49.0 million in Q4 2024 from $46.8 million in Q4 2023
•Restaurant level operating profit margin** decreased to 18.8% in Q4 2024 from 19.4% in Q4 2023
•Net income of $0.7 million in Q4 2024 compared to Net income of $2.6 million in Q4 2023
•Adjusted EBITDA** decreased to $24.3 million in Q4 2024 from $24.6 million in Q4 2023
•Opened 25 system-wide restaurants (23 company-owned and 2 franchise-owned) across 12 states
________________________
*Comparison to the 13-weeks ended December 31, 2023, is provided for enhanced comparability.
**See Non-GAAP Financial Measures Reconciliations section below.

Highlights for 2024 (52-week fiscal year) compared to 2023 (53-week fiscal year):

•Total revenues increased 13.9% to $1.0 billion from $891.6 million in 2023
•System-wide sales increased to $1.2 billion from $1.1 billion in 2023
•Same-restaurant sales growth of negative 0.5%*
•Same-restaurant traffic growth of negative 4.0%*
•Income from operations decreased to $38.9 million from $41.3 million in 2023
•Income from operations margin decreased to 3.9% from 4.7% in 2023
•Restaurant level operating profit** increased to $201.8 million from $175.7 million in 2023
•Restaurant level operating profit margin** increased to 20.1% from 20.0% in 2023
•Net income decreased to $18.9 million from $25.4 million in 2023
•Adjusted EBITDA** increased to $113.8 million from $99.5 million in 2023
•Opened 50 system-wide restaurants (43 company-owned and 7 franchise-owned) across 19 states resulting in a total of 572 system-wide restaurants (489 company-owned and 83 franchise-owned) across 29 states
________________________
*Comparison to the 52-weeks ended December 31, 2023, is provided for enhanced comparability.
**See Non-GAAP Financial Measures Reconciliations section below.

Outlook Fiscal Year 2025

The Company provides the following outlook for the 52-week fiscal year ended December 28, 2025:

•Same-restaurant sales growth in the positive low-single digits with flat-to-slightly positive same-restaurant traffic growth
•Total revenue growth of ~20.0%(1)
•Adjusted EBITDA* in the range of $124.0 million to $130.0 million(1)
•Blended tax rate in the range of 31.0% to 33.0%
•Total of 59 to 64 new system-wide restaurants, net of 3 company-owned restaurant closures (55 to 58 new company-owned restaurants and 7 to 9 new franchise-owned restaurants)
•Capital expenditures in the range of $150.0 million to $160.0 million invested primarily in new restaurant projects and planned remodels(2)

The Company reiterates its long-term annual financial targets as follows:

•Percentage unit growth in the low double digits
•Same-restaurant sales growth of ~3.5%
•Restaurant sales growth in the mid-teens
•Adjusted EBITDA percentage growth in the mid-teens

The Company also believes that the brand has the potential for more than 2,200 restaurants in the United States.
______________________
(1) Includes net impact approximately 4.0% in total revenue growth and approximately $8.0 million in Adjusted EBITDA associated with completed and announced acquisitions
(2) Does not include the capital outlays associated with the acquisition of franchise-owned restaurants

*We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Conference Call and Webcast
Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a conference call and webcast today to discuss these financial results for Q4 2024 at 8:00 AM ET.

Interested parties may listen to the conference call via any one of two options:

–Dial 201-389-0914, which will be answered by an operator
–Join the webcast at https://investors.firstwatch.com/news-and-events/events

The webcast will be archived shortly after the call has concluded.

Definitions
The following definitions apply to these terms as used in this release:
System-wide restaurants: the total number of restaurants, including all company-owned and franchise-owned restaurants.

System-wide sales: consists of restaurant sales from our company-owned restaurants and franchise-owned restaurants. We do not recognize the restaurant sales from our franchise-owned restaurants as revenue.

Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which we define as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). For the year ended 2024, this operating metric compares the 52-week period ended December 29, 2024 with the 52-week period ended December 31, 2023, versus the 53-week fiscal year ended December 31, 2023, in order to compare like-for-like periods. For the 52-weeks ended December 29, 2024 and December 31, 2023, there were 344 restaurants and 327 restaurants in our Comparable Restaurant Base. Measuring our same-restaurant sales growth allows Management to evaluate the performance of our existing restaurant base. We believe this measure is useful for investors to provide a consistent comparison of restaurant sales results and trends across periods within our core, established restaurant base, unaffected by results of store openings, closings and other transitional changes.

Same-restaurant traffic growth: the percentage change in traffic counts for the 52-week period ended December 29, 2024 as compared to the 52-week ended December 31, 2023 using the Comparable Restaurant Base, versus the 53-week fiscal year ended December 31, 2023 in order to compare like-for-like periods. Measuring our same-restaurant traffic growth allows Management to evaluate the performance of our existing restaurant base. We believe this measure is useful for investors because same-restaurant traffic provides an indicator as to the development of our brand and the effectiveness of our marketing strategy.

Adjusted EBITDA: a non-GAAP measure, is defined as net income (loss) before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted EBITDA margin: a non-GAAP measure, is defined as Adjusted EBITDA as a percentage of total revenues.

Restaurant level operating profit: a non-GAAP measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. Restaurant level operating profit excludes corporate-level expenses and other items that we do not consider in the evaluation of the ongoing core operating performance.

Restaurant level operating profit margin: a non-GAAP measure, is defined as Restaurant level operating profit as a percentage of restaurant sales.

About First Watch
First Watch is an award-winning Daytime Dining concept serving made-to-order breakfast, brunch and lunch using fresh ingredients. A recipient of hundreds of local “Best Breakfast” and “Best Brunch” accolades, First Watch’s award-winning chef-driven menu rotates five times a year and includes elevated executions of classic favorites alongside specialties such as its Quinoa Power Bowl, Lemon Ricotta Pancakes, Chickichanga, Morning Meditation fresh juice and signature Million Dollar Bacon. After first appearing on the list in 2022 and 2023, First Watch was named 2024’s #1 Most Loved Workplace® in America by Newsweek and the Best Practice Institute. In 2023, First Watch was named the top restaurant brand in Yelp’s inaugural list of the top 50 most-loved brands in the U.S. In 2022, First Watch was awarded a sought-after MenuMasters honor by Nation's Restaurant News for its seasonal Braised Short Rib Omelet. First Watch operates more than 570 First Watch restaurants in 30 states. For more information, visit www.firstwatch.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed herein, in our Annual Report on Form 10-K, including “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: uncertainty regarding the Russia-Ukraine war, Israel-Hamas war and the related impact on macroeconomic conditions, including inflation, as a result of such conflicts or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients and shortages or disruptions in the supply or delivery of such ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify, hire, train and retain qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our majority stockholder may differ from those of public stockholders. For additional discussion of factors that could impact our operational and financial results, please refer to our filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Investor Relations Contact

Steven L. Marotta
941-500-1918
investors@firstwatch.com

Media Relations Contact

Jenni Glester
407-864-5823
jglester@firstwatch.com

Non-GAAP Financial Measures (Unaudited)

To supplement the consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use the following non-GAAP measures, which present operating results on an adjusted basis: (i) Adjusted EBITDA, (ii) Adjusted EBITDA margin, (iii) Restaurant level operating profit and (iv) Restaurant level operating profit margin. Our presentation of these non-GAAP financial measures includes isolating the effects of some items that are either nonrecurring in nature or have no meaningful correlation to our ongoing core operating performance. These supplemental measures of performance are not required by or presented in accordance with GAAP. Management believes these non-GAAP measures provide investors with additional visibility into our operations, facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance, help to identify operational trends and allow for greater transparency with respect to key metrics used by Management in our financial and operational decision making. Our non-GAAP measures may not be comparable to similarly titled measures used by other companies and have important limitations as analytical tools. These non-GAAP financial measures should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP as they may not provide a complete understanding of our performance. These non-GAAP financial measures should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the Company’s operating results and the effectiveness of our business strategies, (iii) internally as benchmarks to compare the Company’s performance to that of its competitors and (iv) to provide investors with additional transparency of the Company’s operations. The use of Adjusted EBITDA and Adjusted EBITDA margin as performance measures permit a comparative assessment of the Company’s operating performance relative to the Company’s performance based on the Company’s GAAP results, while isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to the Company’s ongoing core operating performance.

The following tables reconcile Net income (loss) and Net income (loss) margin, the most directly comparable GAAP measures, to Adjusted EBITDA and Adjusted EBITDA margin for the periods indicated:

	FOURTH QUARTER
(in thousands)	2024	2023	2022
Net income (loss)	$699	$2,648	$(486)
Depreciation and amortization	15,755	12,231	8,928
Interest expense	3,219	2,271	1,738
Income taxes	39	2,857	742
EBITDA	19,712	20,007	10,922
Stock-based compensation (1)	2,131	2,218	2,553
Transaction expenses, net (2)	818	604	537
Strategic transition costs (3)	889	211	367
Impairments and loss on disposal of assets (4)	139	741	348
Delaware Voluntary Disclosure Agreement Program (5)	25	794	149
Recruiting and relocation costs (6)	254	50	111
Insurance proceeds in connection with natural disasters, net (8)	329	—	115
Adjusted EBITDA	$24,297	$24,625	$15,102

Total revenues	$263,291	$244,633	$185,745
Net income (loss) margin	0.3%	1.1%	(0.3)%
Adjusted EBITDA margin	9.2%	10.1%	8.1%

Additional information
Deferred rent expense (9)	$242	$515	$507

	FISCAL YEAR
(in thousands)	2024	2023	2022
Net income	$18,925	$25,385	$6,907
Depreciation and amortization	57,715	41,223	34,230
Interest expense	12,640	8,063	5,232
Income taxes	9,101	10,690	5,684
EBITDA	98,381	85,361	52,053
Stock-based compensation (1)	8,525	7,604	10,374
Transaction expenses, net (2)	2,587	3,147	2,513
Strategic transition costs (3)	1,843	892	2,318
Impairments and loss on disposal of assets (4)	525	1,359	920
Delaware Voluntary Disclosure Agreement Program (5)	126	1,250	149
Recruiting and relocation costs (6)	888	465	681
Severance costs (7)	204	26	155
Insurance proceeds in connection with natural disasters, net (8)	329	(621)	115
Loss on extinguishment of debt	428	—	—
Adjusted EBITDA	$113,836	$99,483	$69,278

Total revenues	$1,015,910	$891,551	$730,162
Net income margin	1.9%	2.8%	0.9%
Adjusted EBITDA margin	11.2%	11.2%	9.5%

Additional information
Deferred rent expense (9)	$1,318	$2,090	$2,418
___________________________
(1) Represents non-cash, stock-based compensation expense which is recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(2) Represents costs incurred in connection with the acquisition of franchise-owned restaurants, expenses related to debt, secondary offering costs, costs related to restaurant closures, gains or losses associated with lease or contract terminations and revaluations of contingent consideration liability.
(3) Represents costs related to process improvements and strategic initiatives. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(4) Represents impairment charges and costs related to the disposal of assets due to retirements, replacements, restaurant closures and natural disasters.
(5) Represents professional service costs incurred in connection with the Delaware Voluntary Disclosure Agreement Program related to unclaimed or abandoned property. These costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(6) Represents costs incurred for hiring qualified individuals. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(7) Severance costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(8) Represents insurance recoveries, net of costs incurred, in connection with hurricane damage, which were recorded in Other income, net on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(9) Represents the non-cash portion of straight-line rent expense recorded within both Occupancy expenses and General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant level operating profit and Restaurant level operating profit margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The following tables reconcile Income from operations and Income from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin for the periods indicated:

	FOURTH QUARTER
(in thousands)	2024	2023	2022
Income from operations	$3,861	$6,855	$1,479
Less: Franchise revenues	(2,666)	(3,591)	(2,893)
Add:
General and administrative expenses	30,743	29,953	21,765
Depreciation and amortization	15,755	12,231	8,928
Transaction expenses, net (1)	818	604	537
Impairments and loss on disposal of assets (2)	139	741	348
Costs in connection with natural disasters (3)	312	—	382
Restaurant level operating profit	$48,962	$46,793	$30,546

Restaurant sales	$260,625	$241,042	$182,852
Income from operations margin	1.5%	2.8%	0.8%
Restaurant level operating profit margin	18.8%	19.4%	16.7%

Additional information
Deferred rent expense (4)	$192	$466	$457

	FISCAL YEAR
(in thousands)	2024	2023	2022
Income from operations	$38,907	$41,267	$16,913
Less: Franchise revenues	(11,555)	(14,459)	(10,981)
Add:
General and administrative expenses	113,270	103,121	84,959
Depreciation and amortization	57,715	41,223	34,230
Transaction expenses, net (1)	2,587	3,147	2,513
Impairments and loss on disposal of assets (2)	525	1,359	920
Costs in connection with natural disasters (3)	312	—	382
Restaurant level operating profit	$201,761	$175,658	$128,936

Restaurant sales	$1,004,355	$877,092	$719,181
Income from operations margin	3.9%	4.7%	2.4%
Restaurant level operating profit margin	20.1%	20.0%	17.9%

Additional information
Deferred rent expense (4)	$1,119	$1,891	$2,219
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(1) Represents costs incurred in connection with the acquisition of franchise-owned restaurants, secondary offering costs, costs related to restaurant closures, gains or losses associated with lease or contract terminations and revaluations of contingent consideration liability.
(2) Represents impairment charges and costs related to the disposal of assets due to retirements, replacements, restaurant closures and natural disasters.
(3) Represents costs incurred in connection with hurricane damage. The costs include inventory spoilage and labor costs, which were recorded in Food and beverage costs and Labor and other expenses, respectively. on the Consolidated Statements of Operations and Comprehensive Income (Loss).
(4) Represents the non-cash portion of straight-line rent expense recorded within Occupancy expenses on the Consolidated Statements of Operations and Comprehensive Income (Loss).

FIRST WATCH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	Fourth Quarter
	2024	2023	2022
Revenues:
Restaurant sales	$260,625	$241,042	$182,852
Franchise revenues	2,666	3,591	2,893
Total revenues	263,291	244,633	185,745
Operating costs and expenses:
Restaurant operating expenses (exclusive of depreciation and amortization shown below):
Food and beverage costs	59,245	54,346	43,361
Labor and other related expenses	87,706	81,698	63,166
Other restaurant operating expenses	38,736	36,905	28,715
Occupancy expenses	21,961	18,450	15,601
Pre-opening expenses	4,327	2,850	1,845
General and administrative expenses	30,743	29,953	21,765
Depreciation and amortization	15,755	12,231	8,928
Impairments and loss on disposal of assets	139	741	348
Transaction expenses, net	818	604	537
Total operating costs and expenses	259,430	237,778	184,266
Income from operations	3,861	6,855	1,479
Interest expense	(3,219)	(2,271)	(1,738)
Other income, net	96	921	515
Income before income taxes	738	5,505	256
Income tax expense	(39)	(2,857)	(742)
Net income (loss)	$699	$2,648	$(486)

Net income (loss)	$699	$2,648	$(486)
Other comprehensive income (loss):
Unrealized gain (loss) on derivatives	2,722	(1,986)	—
Income tax related to other comprehensive income (loss)	(679)	494	—
Other comprehensive income (loss)	2,043	(1,492)	—
Comprehensive income (loss)	$2,742	$1,156	$(486)

Net income (loss) per common share - basic	$0.01	$0.04	$(0.01)
Net income (loss) per common share - diluted	$0.01	$0.04	$(0.01)
Weighted average number of common shares outstanding - basic	60,636,071	59,827,847	59,193,779
Weighted average number of common shares outstanding - diluted	62,335,821	61,688,871	59,193,779

FIRST WATCH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	FISCAL YEAR
	2024	2023	2022
Revenues:
Restaurant sales	$1,004,355	$877,092	$719,181
Franchise revenues	11,555	14,459	10,981
Total revenues	1,015,910	891,551	730,162
Operating costs and expenses:
Restaurant operating expenses (exclusive of depreciation and amortization shown below):
Food and beverage costs	223,097	197,374	172,561
Labor and other related expenses	335,038	294,010	238,257
Other restaurant operating expenses	151,968	134,477	114,476
Occupancy expenses	82,694	68,400	59,919
Pre-opening expenses	10,109	7,173	5,414
General and administrative expenses	113,270	103,121	84,959
Depreciation and amortization	57,715	41,223	34,230
Impairments and loss on disposal of assets	525	1,359	920
Transaction expenses, net	2,587	3,147	2,513
Total operating costs and expenses	977,003	850,284	713,249
Income from operations	38,907	41,267	16,913
Interest expense	(12,640)	(8,063)	(5,232)
Other income, net	1,759	2,871	910
Income before income taxes	28,026	36,075	12,591
Income tax expense	(9,101)	(10,690)	(5,684)
Net income	$18,925	$25,385	$6,907

Net income	$18,925	$25,385	$6,907
Other comprehensive income (loss):
Unrealized gain (loss) on derivatives	301	(889)	—
Income tax related to other comprehensive income (loss)	(75)	222	—
Other comprehensive income (loss)	226	(667)	—
Comprehensive income	$19,151	$24,718	$6,907

Net income per common share - basic	$0.31	$0.43	$0.12
Net income per common share - diluted	$0.30	$0.41	$0.11
Weighted average number of common shares outstanding - basic	60,365,393	59,531,404	59,097,512
Weighted average number of common shares outstanding - diluted	62,351,222	61,191,613	60,140,045

Same-Restaurant Sales Growth and Same-Restaurant Traffic Growth

THIRTEEN WEEKS ENDED	SAME-RESTAURANT SALES GROWTH		SAME-RESTAURANT TRAFFIC GROWTH		COMPARABLE RESTAURANT BASE
December 29, 2024	(0.3)%	*	(3.0)%	*	344
December 31, 2023	5.0%	**	(1.3)%	**	327
December 25, 2022	7.7%		(0.6)%		301
___________________
*Comparison to the 13 weeks ended December 31, 2023, is provided for enhanced comparability.
**Thirteen weeks ended December 31, 2023.